Exhibit 99.1

LAZARD GROWTH ACQUISITION CORP. I WILL REDEEM ITS PUBLIC SHARES AND
WILL NOT CONSUMMATE AN INITIAL BUSINESS COMBINATION

NEW YORK, February 9, 2023 – Lazard Growth Acquisition Corp. I (Nasdaq: LGAC), a special purpose acquisition company (the “Company”), today announced that it will redeem all of its outstanding Class A ordinary shares, par value $0.0001, previously issued to the public (the “Public Shares”), effective as of February 22, 2023, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”).

As stated in the Company’s Form S-1 and in the Company’s Articles, if the Company is unable to complete an initial business combination within 24 months from the closing of its initial public offering on February 12, 2021 (subject to certain inapplicable exceptions), the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (“Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the Public Shares is expected to be approximately $10.19 (the “Redemption Amount”). In accordance with the terms of the Articles and the related trust agreement, the Company expects to retain $100,000 of the interest income from the Trust Account to pay dissolution expenses. The Company anticipates that the Public Shares will cease trading as of the close of business on February 21, 2023. As of February 22, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount. After February 22, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Redemption Amount will be paid on February 22, 2023 to the beneficial owners of Public Shares held in street name without any required action on their part. The Redemption Amount will be paid to record holders of Public Shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company, on or after February 22, 2023.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that The Nasdaq Stock Market LLC will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Important Additional Information and Where to Find It

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Information about the Company and certain of the matters discussed in this press release is available at the SEC’s website at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements”. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K and other documents the Company has filed with the SEC. Copies are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

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Investor Contact
Email: LGACinfo@lazard.com